Exhibit 10.3

AMENDMENT NO. 1 TO THE

ROYAL CARIBBEAN CRUISES LTD. 2008 EQUITY INCENTIVE PLAN

WHEREAS, Royal Caribbean Cruises Ltd. (the "Company") has adopted the 2008 Equity Incentive Plan (the "Plan"); and

WHEREAS, the maximum number of shares of the common stock of the Company, par value $.01 (the "Shares"), that may be granted under the Plan is currently 5,000,000; and

WHEREAS, the Plan reserves to the Compensation Committee of the Board of Directors (the "Committee") the authority to amend the Plan to materially increase the number of Shares issued thereunder, subject to the approval of the Company's shareholders; and

WHEREAS, subject to shareholder approval, the Committee has approved an amendment to the Plan to increase by 6,000,000 the maximum number of shares that may be granted under the Plan; and

WHEREAS, the shareholders of the Company approved an additional 6,000,000 shares for issuance under the Plan at the Annual Meeting of Shareholders on May 20, 2010; and

WHEREAS, Capitalized terms used herein and not otherwise defined, shall have the meaning prescribed in the Plan.

NOW, THEREFORE, the Plan is hereby amended as follows:

Section 4(A) of the Plan is hereby deleted in its entirety and the following paragraph is inserted in lieu thereof:

(A)            Subject to the following provisions of this Section 4 and to the provisions of Section 7, the maximum number of Shares with respect to which any Awards may be granted, including Awards of Incentive Options as defined in Section 5(A)(i), during the term of the Plan shall be 11,000,000. During any calendar year, no one individual shall be granted, under this Plan, Awards with respect to more than 500,000 Shares. Shares underlying Substitute Awards shall not reduce the number of Shares remaining available for issuance hereunder.

IN WITNESS WHEREOF, this Amendment No. 1 to the Royal Caribbean Cruises Ltd. 2008 Equity Incentive Plan is being executed as of the 20th day of May, 2010.

ROYAL CARIBBEAN CRUISES LTD.

Attest: /s/ Bradley H. Stein	By: /s/ Maria R. Del Busto
Bradley H. Stein Senior Vice President, General Counsel and Secretary	Maria R. Del Busto Vice President, Chief Human Resources Officer